UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: May 13, 2014

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on May 13, 2014.

Our incumbent directors were re-elected to our Board of Directors and received the following shareholder votes:

		Number of Shares
	For	Against	Abstain	Broker Non-Votes
Linda L. Adamany	271,918,021	548,044	503,488	39,068,804
Robert D. Beyer	270,784,599	1,683,050	501,902	39,068,806
Francisco L. Borges	271,857,903	616,953	494,689	39,068,803
W. Patrick Campbell	271,208,992	1,173,283	587,273	39,068,809
Brian P. Friedman	271,276,971	1,282,469	410,109	39,068,808
Richard B. Handler	271,342,087	1,250,994	376,471	39,068,805
Robert E. Joyal	222,175,647	50,265,212	528,260	39,069,238
Jeffrey C. Keil	271,280,159	1,195,560	493,833	39,068,805
Michael T. O’Kane	222,179,900	50,276,880	512,336	39,069,241
Stuart H. Reese	271,978,160	469,388	522,002	39,068,807
Joseph S. Steinberg	268,113,407	4,489,877	366,269	39,068,804

The advisory vote on executive compensation was approved by 62.4% of the voting shares. The voting results were as follows:

Number of Shares
For	169,785,139
Against	102,242,485
Abstain	941,915
Broker Non-Votes	39,068,818

Finally, our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2014. The voting results were as follows:

Number of Shares
For	310,830,845
Against	871,146
Abstain	336,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: May 16, 2014	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel